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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Current Report on Form S-8 of our report dated July 5, 1999, relating to the May 31, 1999 financial statements of JDS FITEL, Inc. incorporated by reference to Form 8-K/A dated November 3, 1999.


/s/ PricewaterhouseCoopers LLP

Ottawa, Ontario
November 17, 1999